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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-83629 and 333-98493) and Form S-3 (No. 333-84554) of USSEARCH.com Inc. of our report dated March 24, 2003, except for the subsequent events described in Note 16 to the financial statements, as to which the date is April 1, 2003, relating to the financial statements, which appears in this Form 10-K.

                            PricewaterhouseCoopers LLP

Los Angeles, California
April 1, 2003